EXHIBIT 21.1
                         RECKSON ASSOCIATES REALTY CORP.
                            STATEMENT OF SUBSIDIARIES



Name                                                State of Organization
-----------------------------------------     ---------------------------------
Reckson Operating Partnership, L. P.                Maryland
Omni Partners, L. P.                                Delaware
Reckson FS Limited Partnership                      Delaware
Metropolitan Partners, LLC                          Delaware
Reckson Management Group, Inc.                      New York
RANY Management Group, Inc.                         New York
Reckson Construction Group, Inc.                    New York
RT Tri-State LLC                                    Delaware
Metropolitan 919 3rd Avenue LLC                     Delaware
1350 LLC                                            Delaware
Magnolia Associates, LTD                            Florida
Metropolitan 810 7th Avenue, LLC                    Delaware
100 Wall Company LLC                                New York